N-CSR Item 13(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Hermes Insurance Series on behalf of Federated Hermes Fund for U.S. Government Securities II, Federated Hermes Government Money Fund II, Federated Hermes High Income Bond Fund II, Federated Hermes Kaufmann Fund II, Federated Hermes Managed Volatility Fund II, Federated Hermes Quality Bond Fund II (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: February 15, 2022

/s/ John B. Fisher

John B. Fisher

Title: President, Principal Executive Officer

Dated: February 15, 2022

/s/ Lori A. Hensler

Lori A. Hensler

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.